This  NONCOMPETITION,  NONSOLICITATION  AND  CONFIDENTIALITY  AGREEMENT
(this "Agreement"), dated as of June 30, 1997, by and among GreenMan Technologies, Inc., a Delaware corporation ("GTI"), GreenMan Acquisition Corp., a Delaware corporation ("GAC" and, together with GTI, the "Buyers"), and Browning Ferris Industries, Inc., a Delaware corporation ("BFI"), Browning-Ferris Industries of Minnesota, Inc., a Minnesota corporation ("BFIM") and Browning-Ferris Industries of Georgia, Inc., a Georgia corporation ("BFIG") (BFIG together with BFI and BFIM, the "Sellers").

                                    RECITALS

         A. Buyers and Sellers are parties to a Purchase and Sale Agreement, dated as of June 30, 1997 (the "Purchase Agreement"), pursuant to which GAC will acquire all the issued and outstanding capital stock of BFI Tire Recyclers of Minnesota, Inc., a Minnesota corporation ("BTM"), and BFI Tire Recyclers of Georgia, Inc., a Georgia corporation ("BTG").

         B. Buyers are unwilling to enter into and consummate the transactions contemplated by the Purchase Agreement without assurances of a nature as provided herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and in consideration of Buyers' proceeding with the consummation of the transactions contemplated by the Purchase Agreement, the parties hereto do hereby covenant and agree as follows:

         1.       Noncompetition Agreement.

         Each Seller agrees and warrants that, for a period of three (3) years from the date hereof, it will not, within the states and provinces listed on Exhibit A attached hereto, directly or indirectly own, sponsor, operate, join, control or participate in, or be connected as a partner, officer, director, employee, consultant, adviser, sponsor or otherwise with, or permit its or his name to be used in connection with, any business engaged in the collecting, processing, treating, recovering, transporting, shredding, marketing, brokering, reselling, disposal or recycling of tires or the sale and marketing of products obtained from such processing (except such collecting and transporting of tires as may be incidental to the collecting and transporting of nonhazardous solid waste generally); provided, however, that nothing herein shall prevent the Sellers and their affiliates from engaging in such businesses in the State of Illinois as are required to fulfill their contractual obligations under those contracts and other agreements listed on Exhibit B attached hereto.

         2.       Nonsolicitation Agreement.

         Each Seller agrees and covenants that it will not, unless acting with the Buyers' express written consent, directly or indirectly, for a period of three (3) years from the date hereof, actively solicit or endeavor to entice away any dealer, distributor, sales representative, officer or employee of either Buyer, including without limitation those former employees of BTM or BTG hired by the Buyer following the Closing under the Purchase Agreement.

         If at any time any of the foregoing agreements or covenants shall be deemed invalid or unenforceable by the laws of the jurisdiction wherein it is to be enforced, by reason of being vague or unreasonable as to duration, or geographic scope, or scope of activities restricted, or for any other reason, such agreements or covenants shall be considered divisible as to such portion and shall become and be immediately amended and reformed to include only such agreements or covenants as are enforceable by the court or other body having jurisdiction of this Agreement; and the parties agree that such agreements or covenants, as so amended and reformed, shall be valid and binding as though the invalid or unenforceable portion had not been included herein.

         3.       Confidentiality Agreement.

         Each Seller agrees and warrants that, for a period of three (3) years from the date hereof, it will not, unless acting with the Buyers' express prior written consent, directly or indirectly, at any time divulge, furnish, or make accessible to anyone, or appropriate to its own use, or to the use of any third party, any knowledge or information with respect to secret, confidential or proprietary methods, processes, formulae, designs, equipment, plans, projects, material, information, business, operations, techniques or customer lists of BTM or BTG; provided, however, that the foregoing restriction shall not apply to information that (i) is in the public domain or becomes part of the public domain through no fault of any Seller, (ii) is used by Sellers in businesses other than businesses in which BTM and BTG are engaged, or (iii) such Seller is required to disclose by order of a court of competent jurisdiction in any legal proceeding, provided that such Seller shall notify Buyer before so disclosing such information.

         4.       Remedies.

         Each Seller acknowledges that Buyers do not have an adequate remedy at law in the event that any Seller breaches any of the foregoing provision of this Agreement and agrees that Buyers, in addition to any other available rights and remedies, whether existing under this Agreement or at law or in equity, shall be entitled to injunctive relief and specific performance to the extent permitted by law.

         5.       Waivers and Further Agreements.

         Any waiver of any terms and conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived, and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the rights of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other parties may reasonably require in order to effectuate the terms and purpose of this Agreement.

         6.       Amendments; Entire Agreement.

         This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party or parties against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought. The parties hereto agree that this Agreement and all other agreements of even date or approximate even date herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between the parties relating to the subject matter hereof that are not fully expressed or referred to herein.

         7.       Severability.

         If any provision of this Agreement shall be determined by a court of competent jurisdiction to be inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or state or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and unenforceable to the maximum extent permitted in such jurisdiction or in such case.

         8.       Notices.

         Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

               To either Buyer, at:

                                GreenMan Technologies, Inc.
                                7 Kimball Lane, Building A
                                Lynnfield, Massachusetts  01940
                                Attention:  Maurice E. Needham
                                Telephone:  (617) 224-2411
                                Telecopy:   (617) 224-0014

               With a copy to:

                                Sullivan & Worcester LLP
                                One Post Office Square
                                Boston, Massachusetts  02109
                                Attention:  John A. Piccione, Esq.
                                Telephone:  (617) 338-2800
                                Telecopy:   (617) 338-2880

               To any Seller, at:

                                Browning Ferris Industries, Inc.
                                757 North Eldridge
                                Houston, Texas  77079
                                Attention:  Secretary
                                Telephone:  (281) 870-8100
                                Telecopy:  (281) 870-7825

      With a copy to:
                                Browning Ferris Industries, Inc.
                                757 North Eldridge
                                Houston, Texas 77079
                                Attention:  John A. Hale, Jr., Esq.
                                Telephone:  (281) 870-7138
                                Telecopy:    (281) 870-7825

Unless otherwise specified herein, such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally, or (ii) three business days after being sent, if sent by registered or certified mail, postage prepaid and properly addressed as set forth above.

         9.       Successors and Assigns.

         This Agreement shall not be assignable by any Seller. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and is not intended and shall not be construed to create in any rights in or to be enforceable by any third person.

         10.      Counterparts.

         This Agreement may be executed in two or more counterparts (none of which need be executed by all the parties), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement it shall not be necessary to produce more than one such counterpart.

         11.      Headings.

         The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         12.      Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of Delaware.

         13.      Massachusetts Courts.

         Any action to enforce, arising out of, or relating in any way to, any of the provision of this Agreement may be brought and proscribed in such court or courts located in The Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in The Commonwealth of Massachusetts, and to service or process by first-class, registered or certified mail, or by any other manner provided by law.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as a sealed instrument as of the date first above written.

                                           GREENMAN TECHNOLOGIES, INC.



                                           By: /s/  Maurice E. Needham
                                               Title:  Chief Executive Officer
                                           GREENMAN ACQUISITION CORP.



                                           By: /s/ Maurice E. Needham
                                               Title:  President
                                           BROWNING FERRIS INDUSTRIES, INC.



                                           By: /s/ Gerald K.  Burger
                                               Title:  Vice President
                                           BROWNING-FERRIS INDUSTRIES
                                             OF MINNESOTA, INC.



                                           By: /s/ Gerald K.  Burger
                                               Title:  Vice President
                                           BROWNING-FERRIS INDUSTRIES
                                             OF GEORGIA, INC.



                                           By: /s/ Gerald K.  Burger
                                               Title:  Vice President

                                    Exhibit A

Alabama
Arkansas                                                   Tennessee
Florida                                                    Texas
Georgia                                                    Virginia
Illinois                                                   Wisconsin
Indiana                                                    Manitoba
Iowa                                                       Saskatchewan
Kentucky
Louisiana
Maryland
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
North Carolina
North Dakota
Ohio
South Carolina
South Dakota

                                    Exhibit B

Fuel Stockpile Management Agreement dated as of April 15, 1995 by and between CGE Ford Heights, L.L.C. ("CGE") and Browning-Ferris Industries of Illinois, Inc. ("BFII").

First Amended and Restated Tire Supply Agreement dated March 22, 1994 by and between CGE and BFII

Tire Recycling Waste Disposal Agreement Dated September 13, 1995, by and between CGE Fulton, LLC and BFII

Fuel Stockpile Management Agreement Dated September 13, 1995, by and between CGE Fulton, LLC and BFII